Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022 relating to the financial statements of Tivic Health Systems, Inc. as of and for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

February 1, 2023